Exhibit 5.3

September 25, 2015

Corrections Corporation of America

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as special Tennessee counsel to the entities listed on Schedule I attached hereto (each a “Tennessee Subsidiary Guarantor” and, collectively, the “Tennessee Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (File No. 333-204234) (and base prospectus included therein) filed by Corrections Corporation of America (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 15, 2015 (the “Registration Statement”), as supplemented by that certain Prospectus Supplement dated September 21, 2015 (the “Prospectus Supplement”), and relating to the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of the offer of $250,000,000 aggregate principal amount of the Company’s 5.00% Senior Notes due 2022 (the “Notes”) that are to be guaranteed on a senior unsecured basis by the Tennessee Subsidiary Guarantors. The Notes are to be issued pursuant to the base indenture by and among the Company and U.S. Bank National Association, as Trustee, as amended and supplemented by the First Supplemental Indenture (with form of Subsidiary Guarantee attached thereto as an exhibit) (the “First Supplemental Indenture”) among the Company, the Guarantors named therein and the Trustee dated September 25, 2015 (the base indenture as supplemented by the First Supplemental Indenture, the “Indenture”).

In rendering our opinions herein, we have relied with respect to factual matters upon certificates with respect to such factual matters signed by an officer of the Company as well as upon certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Tennessee Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indenture (including the First Supplemental Indenture), the Registration Statement (including the base prospectus included therein), and the Prospectus Supplement.

In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed (i) that all documents we have reviewed are the valid and binding obligations of and enforceable against the parties thereto and that courts of competent jurisdiction would enforce such documents in accordance with their plain meaning, and (ii) the due authorization, execution and delivery of all documents by all of the parties thereto (other than the Tennessee Subsidiary Guarantors) where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

September 25, 2015

We have assumed that (i) all executed written factual statements, instruments, and other documents that we have relied upon in rendering this opinion have been executed by persons with legal capacity to execute such documents, (ii) all deliveries required to be made as a condition precedent to the obligations of the Company or the Tennessee Subsidiary Guarantors by the Indenture have been made or that appropriate parties have lawfully waived such delivery, and (iii) the Trustee or an authenticating agent for the Trustee will duly authenticate the Notes pursuant to the Indenture. As to all questions of fact material to this opinion, without any independent investigation or verification, we have relied upon, and assumed the accuracy and completeness of, the representations and warranties of each party, written or oral, made or furnished to us in the Indenture (including the First Supplemental Indenture) and the certificates or documents delivered in connection therewith, in certificates of officers of the Company, in certificates and records of public officials or otherwise in connection with the transactions contemplated by the Registration Statement (including the base prospectus contained within the Registration Statement) and the Prospectus Supplement. We did not participate in the negotiation or preparation of the Indenture (including the First Supplemental Indenture) and have not advised the Tennessee Subsidiary Guarantors with respect to such document or transactions contemplated thereby.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, and without limiting other laws excluded by customary practice, no opinion is expressed with respect to: (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein; (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or any stock exchange; or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Additionally, we express no opinion as or with respect to: (i) in the case of Tennessee, any matters of municipal law or the laws of any local agencies within Tennessee; or (ii) to those matters addressed in the opinions of Latham & Watkins LLP and Miles & Stockbridge P.C. separately provided to you. Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuances of debt securities.

The opinions expressed herein are subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

With regard to our opinion with respect to the Tennessee Subsidiary Guarantors’ existence and good standing in Tennessee, we have based our opinions solely upon examination of the certificates of existence issued by the Tennessee Secretary of State as of a recent date.

September 25, 2015

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that:

1. Each Tennessee Subsidiary Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee.

2. Each Tennessee Subsidiary Guarantor has the requisite limited liability company power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Notes.

3. The execution and delivery by each Tennessee Subsidiary Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Notes in accordance with the provisions of the Indenture, have been duly authorized by each Tennessee Subsidiary Guarantor. The Indenture has been duly executed and delivered by each Tennessee Subsidiary Guarantor.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for your benefit in connection with the matters addressed herein.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Latham & Watkins LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement, as amended. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

SHERRARD & ROE, PLC

SCHEDULE I

Tennessee Subsidiary Guarantors

CCA Health Services, LLC

CCA of Tennessee, LLC

Prison Realty Management, LLC

Technical and Business Institute of America, LLC

TransCor America, LLC